Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.5 shall have the meanings ascribed to them in the Current Report on Form 8-K filed July 21, 2021.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Sandbridge and Owlet Baby Care Inc. (‘‘Old Owlet’’) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 ‘Amendments to Financial Disclosure about Acquired and Disposed Businesses.’

The historical financial information of Sandbridge was derived from the restated audited historical financial statements of Sandbridge for the period from June 23, 2020 (inception) to December 31, 2020, and from the unaudited historical condensed financial statements as of and for the three and six months ended June 30, 2021, respectively. The historical consolidated financial information of Old Owlet was derived from the unaudited condensed consolidated financial statements of Old Owlet as of and for the six months ended June 30, 2021 and from the audited consolidated financial statements for the full year ended December 31, 2020. This information should be read together with Sandbridge’s and Old Owlet’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sandbridge,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Owlet,” and other financial information included elsewhere in the Proxy Statement/Prospectus.

The Business Combination is accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States (‘‘U.S. GAAP’’). Under the guidance in ASC 805, Sandbridge is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Old Owlet issuing stock for the net assets of Sandbridge, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations following the Business Combination will be those of Old Owlet.

Old Owlet is the accounting acquirer based on evaluation of the following facts and circumstances:

•	Old Owlet stockholders have the largest voting interest in the post-combination company;

•	the board of directors of the post-combination company has up to nine members, and Old Owlet has the ability to nominate the majority of the members of the board of directors;

•	Old Owlet management will continue to hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	the post-combination company has assumed the Old Owlet name;

•	the post-combination company will maintain Old Owlet’s headquarters; and

•	the intended strategy of the post-combination entity will continue Old Owlet’s strategy of product development and market penetration.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited historical condensed balance sheet of Sandbridge and the historical consolidated unaudited balance sheet of Owlet on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Sandbridge for the period from its inception on June 23, 2020 to December 31, 2020 and the historical consolidated audited statement of operations of Owlet for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited statement of operations of Sandbridge for the six months ended June 30, 2021 and the unaudited condensed consolidated statement of operations of Owlet for the six months ended June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only. It does not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The transaction accounting adjustments are based on the information currently available and the assumptions and estimates underlying the transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Old Owlet will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC reporting public company.

Description of the Business Combination

On February 15, 2021, Old Owlet entered into the Business Combination Agreement with Sandbridge and Project Olympus Merger Sub, Inc. (‘‘Merger Sub’’). Pursuant to the Business Combination Agreement, Merger Sub merged into Old Owlet, with Old Owlet surviving the Merger. Old Owlet became a wholly owned subsidiary of Sandbridge and Sandbridge was immediately renamed ‘‘Owlet, Inc.’’ Upon the consummation of the Business Combination, Old Owlet’s equityholders received or have the right to receive shares of Owlet common stock at a deemed value of $10.00 per share after giving effect to the exchange ratio based on the terms of the Business Combination Agreement (“the Exchange Ratio”). Accordingly, 90,791,573 shares of Owlet common stock immediately issued and outstanding at the Closing and 9,789,024 shares were reserved for the potential future issuance of Owlet common stock upon the exercise of Old Owlet stock options based on the following transactions contemplated by the Business Combination Agreement:

•

the cancellation of each issued and outstanding share of Old Owlet common stock (including shares of Old Owlet common stock resulting from the deemed conversion of Old Owlet redeemable convertible preferred stock and outstanding unvested restricted shares of Old Owlet common stock) and the conversion into the right to receive a number of shares of Owlet common stock shares equal to the Exchange Ratio;

•

the net share settlement of all outstanding Old Owlet warrants in accordance with their respective terms into the right to receive a number of shares of Owlet common stock equal to the Exchange Ratio; and

•

the conversion of all outstanding Old Owlet options into options exercisable for shares of Owlet common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using the Exchange Ratio.

Other Related Events in Connection with the Business Combination

Other related events in connection with the Business Combination are summarized below:

•	The issuance and sale of 12,968,000 shares of Sandbridge common stock at a purchase price of $10.00 per share for an aggregate purchase price of $129.7 million pursuant to the PIPE Investment.

•

Of the shares of Owlet common stock beneficially owned by Sandbridge Acquisition Holdings LLC (the “Sponsor”) as of the Closing, 1,403,750 shares will vest at such time as a $12.50 stock price level is achieved and 1,403,750 will vest at such time as a $15.00 stock price level is achieved, in each case, on or before the fifth anniversary of the Closing of the Business Combination. The ‘‘stock price level’’ will be considered achieved only (a) when the closing price of a share of Owlet common stock on the NYSE is greater than or equal to the applicable price for any 20 trading days within a 30 trading day period or (b) the price per share of Owlet common stock paid in certain change of control transactions following the Closing is greater than or equal to the applicable price. Founder shares subject to vesting pursuant to the above terms that do not vest in accordance with such terms shall be forfeited. As the vesting event has not yet been achieved, these shares of Owlet common stock, which are issued and outstanding, are treated as contingently recallable in the pro forma financial information.

•

The accounting treatment of the shares of Owlet common stock beneficially owned by the Sponsor but subject to vesting have been classified as equity. The private placement warrants and the public warrants have been accounted for as liabilities and will be remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the Owlet consolidated statement of operations.

•

The 2,807,500 shares of Owlet common stock represent shares of Owlet Common stock that the Sponsor received upon conversion of the Sandbridge Class B common stock outstanding prior to the Closing. These shares were previously included in Sandbridge’s equity as they are included in the 5,750,000 shares given to the Sponsor and related parties.

•

The 9,789,024 shares of Owlet common stock represent underlying outstanding Owlet option awards. These shares were previously included in Owlet’s equity and a portion of them were subject to cash settlement contingent on the successful completion of the Business Combination. The remaining amounts are vested and unvested options. The unaudited pro forma condensed combined financial information present that holders of options to purchase Old Owlet common stock elected to have 496,717 options cashed out in accordance with the Business Combination Agreement, rather than assumed by Owlet. These shares were settled with cash, and the underlying option awards have been recognized as liabilities at fair value with changes in fair value recorded in the Owlet consolidated statement of operations in the pro forma financials.

The following summarizes the pro forma shares of New Owlet common stock issued and outstanding immediately after the Business Combination:

		%
Owlet equityholders (1)	90,791,573	80.5%
Sandbridge’s public stockholders	3,241,227	2.9%
Sponsor & related parties (2)	5,750,000	5.1%
PIPE investors	12,968,000	11.5%

Pro Forma Owlet Common Stock at Closing	112,750,800	100.0%

(1)	Excludes 9,789,024 shares of Owlet common stock underlying outstanding Owlet option awards.
(2)

Represents the shares of Owlet common stock the Sponsor and the independent directors and an advisor of Sandbridge hold upon conversion of the Sandbridge Class B common stock at Closing. Of such shares, 2,807,500 shares of Owlet common stock are outstanding following the Closing but remain subject to price-based performance vesting terms as described above under “Other Related Events in Connection with the Business Combination”

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(In thousands)

	Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$470	$12,218	$230,096	(1)
			129,680	(2)
			(27,602)	(3)
			(197,588)	(13)
			(9,900)	(14)
					137,374
Receivables	—	17,394	—		17,394
Inventory	—	11,051	—		11,051
Capitalized transaction costs	—	4,019	(4,019)	(12)	—
Prepaids and other current assets	233	1,327	—		1,560

Total current assets	$703	$46,009	$120,667		$167,379

Cash and marketable securities held in trust account	$230,096	$—	$(230,096)	(1)	$—
Property and equipment, net	—	1,823	—		1,823
Intangibles, net	—	609	—		609
Internally developed software	—	204	—		204
Other noncurrent assets	—	183	—		183

Total assets	$230,799	$48,828	$(109,429)		$170,198

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$—	$19,434	$—		$19,434
Accrued expenses	4,768	12,449	—		17,217
Deferred revenue, current	—	1,663	—		1,663
Line of credit, net	—	16,287	—		16,287
Current portion of related party convertible notes payable	—	7,104	(7,104)	(7)	—
Current portion of long-term debt	—	4,000	—		4,000

Total current liabilities	$4,768	$60,937	$(7,104)		$58,601

Deferred rent, net of current portion	$—	$280	$—		$280
Long-term deferred revenue	—	168	—		168
Long-term debt, net	—	10,991	—		10,991
Preferred stock warrant liability	—	8,571	(8,571)	(8)	—
Warrant liability	25,340	—	—		25,340
Other long-term liabilities	—	13	—		13
Deferred underwriting fee payable	8,050	—	(8,050)	(3)	—

Total liabilities	$38,158	$80,960	$(23,725)		$95,393

Commitments and contingencies
Redeemable convertible series A and series A-1 preferred stock	$—	$23,652	$(23,652)	(9)	$—
Redeemable convertible series B and series B-1 preferred stock	$—	$23,536	$(23,536)	(9)	$—
Class A common stock subject to redemption	$187,641	$—	$(187,641)	(4)	$—

Stockholders’ equity (deficit)
Class A common stock	—	1	1	(2)
			2	(4)
			10	(5)
			1	(11)
			(9)	(10)
			(2)	(13)	4
Class B common stock	1	—	(1)	(11)	—
Additional paid-in capital	20,324	5,589	129,679	(2)
			(11,237)	(3)
			187,639	(4)
			(10)	(5)
			(15,325)	(6)
			7,104	(7)
			8,571	(8)
			1,000,000	(10)
			(999,991)	(10)
			47,188	(9)
			(4,019)	(12)
			(197,586)	(13)
			(1,059)	(14)	176,867
Accumulated deficit	(15,325)	(84,910)	15,325	(6)
			(8,315)	(3)
			(8,841)	(14)	(102,066)

Total stockholders’ equity (deficit)	$5,000	$(79,320)	$149,125		$74,805

Total liabilities and stockholders’ equity (deficit)	$230,799	$48,828	$(109,429)		$170,198

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(In thousands, except per share amounts)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
	Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues		$46,849			$46,849
Cost of revenues		20,648			20,648

Gross profit		26,201			26,201
Operating expenses:
General and administrative	5,313	13,266			18,579
Sales and marketing		13,687			13,687
Research and development		7,949			7,949

Total operating expenses	5,313	34,902			40,215

Other income (expense):
Gain on loan forgiveness	—	2,098			2,098
Interest expense, net	—	(901)	604	(2A)	(297)
Preferred stock warrant liability mark to market	—	(5,578)	5,578	(3A)	—
Warrant liability mark to market	(1,810)				(1,810)
Loss on extinguishment of debt	—	(182)			(182)
Other income (expenses), net	45	79	(45)	(1A)	79
Stock option cash out liability mark to market expense	—	—	(8,841)	(5A)	(8,841)
Total other income (expense), net	(1,765)	(4,484)			(8,953)
Loss before income tax provision	(7,078)	(13,185)	(2,704)		(22,967)
Income tax provision	—	(7)		(4A)	(7)

Net loss	$(7,078)	$(13,192)	$(2,704)		$(22,974)

Net loss per share attributable to common stockholders, Class A redeemable common stock, basic and diluted .	$—	$(1.21)	$—		$(0.21)
Net income per share attributable to common stockholders, Class B non-redeemable common stock, basic and diluted	$(1.23)	$—	$—		$—
Weighted-average number of shares outstanding of Class A redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted	23,000,000	10,901,698	70,291,602	5(A)	109,943,300

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(In thousands, except per share amounts)

	June 23, 2020 (inception to December 31, 2020	For the Year Ended December 31, 2020	For the Year Ended December 31, 2020
	Restated Sandbridge (historical)	Owlet Baby Care Inc. (historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenues		$75,403				$75,403
Cost of revenues		39,526				39,526

Gross profit		35,877				35,877
Operating expenses:
General and administrative	480	13,140				13,620
Sales and marketing		19,263				19,263
Research and development		10,465				10,465

Total operating expenses	480	42,868				43,348

Other income (expense):
Interest expense		(1,420)	434	(2A	)	(986)
Interest income		38				38
Preferred stock warrant liability mark to market		(1,952)	1,952	(3A	)	—
Warrant liability mark to market	(7,240)					(7,240)
Other income (expenses), net	(527)	(176)	(53)	(1A	)	(756)
Total other income (expense), net	(7,767)	(3,510)	2,333			(8,944)
Loss before income tax provision	(8,247)	(10,501)	2,333			(16,415)
Income tax provision		(20)		(4A	)	(20)

Net loss	$(8,247)	$(10,521)	$2,333			$(16,435)

Net loss per share attributable to common stockholders, Class A redeemable common stock, basic and diluted .	$—	$(0.98)	$—			$(0.15)
Net loss per share attributable to common stockholders, Class B non-redeemable common stock, basic and diluted	$(1.51)	$—	$—			$—
Weighted-average number of shares outstanding of Class A redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted	23,000,000	10,693,984	70,814,233	5(A	)	109,943,300
Weighted-average number of shares outstanding of Class A and Class B non-redeemable common stock used to compute net loss per share attributable to common stockholders, basic and diluted.	5,435,083

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination was accounted as a reverse recapitalization in accordance with U.S. GAAP. Under the guidance in ASC 805, Sandbridge was treated as the ‘‘acquired’’ company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Old Owlet issuing stock for the net assets of Sandbridge, accompanied by a recapitalization whereby no goodwill or other intangible assets were recorded. Operations prior to the Business Combination are those of Old Owlet.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 reflects pro forma effect of the Business Combination and related transactions as if they had been completed on January 1, 2020. These periods are presented on the basis of Old Owlet as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

Sandbridge’s unaudited Condensed Balance Sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included in Owlet’s Quarterly Report on Form 10-Q filed on August 16, 2021; and

•

Old Owlet’s unaudited Condensed Consolidated Balance Sheet as of June 30, 2021 and the related notes for the quarter ended June 30, 2021, incorporated into the Current Report on Form 8-K to which this Exhibit 99.5 is attached.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•

Sandbridge’s audited Statement of Operations restated for the period from June 23, 2020 (inception) through December 31, 2020 included in Sandbridge’s amended Annual Report on Form 10-K/A filed on May 26, 2021; and

•

Old Owlet’s audited Consolidated Statement of Operations for the year ended December 31, 2020 and the related notes, incorporated into the Current Report on Form 8-K to which this Exhibit 99.5 is attached from the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction, with the following:

•	Sandbridge’s unaudited Condensed Statement of Operations for the six months ended June 30, 2021, and the related notes, included in Owlet’s Quarterly Report on Form 10-Q filed on August 16, 2021; and

•

Old Owlet’s unaudited Condensed Consolidated Statement of Operations for the six months ended June 30, 2021 and the related notes for the six months ended June 30, 2021, incorporated into the Current Report on Form 8-K to which this Exhibit 99.5 is attached.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the actual amounts recorded may differ materially from the information presented.

The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Owlet’s financial condition and results of operations upon the closing of the Business Combination. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Owlet believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Owlet’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by Owlet and reported in the first reporting period following the Closing.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Sandbridge and Owlet.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 ‘‘Amendments to Financial Disclosures about Acquired and Disposed Businesses.’’ Release No. 33-10786 replaces the existing transaction accounting adjustment criteria with simplified requirements to depict the accounting for the transaction (‘‘Transaction Accounting Adjustments’’), operations and financial position of the registrant as an autonomous entity (“Autonomous Entity Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (‘‘Management’s Adjustments’’). Owlet has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial information. Sandbridge and Owlet did not have any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

2. Accounting Policies

On July 15, 2021, the Business Combination was consummated, as such, management of Owlet, Inc. has begun performing a comprehensive review of the two entities’ accounting policies, including the accounting for the warrants initially issued as part of Sandbridge’s initial public offering and as part of a concurrent private placement. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Old Owlet’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-Business Combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1) Reflects the release of $230.1 million of cash held in Sandbridge’s Trust Account to cash and cash equivalents.

(2) Reflects cash proceeds from the concurrent Private Placement in the amount of $129.7 million, consisting of 12,968,000 shares of New Owlet common stock with a par value of $0.0001, and corresponding offset to additional-paid-in-capital.

(3) Reflects an adjustment of $27.6 million to reduce cash for transaction costs expected to be incurred by Sandbridge and Owlet in relation to the Business Combination and PIPE Investment, including advisory, banking, printing, legal and accounting services. $8.3 million was recorded to accumulated deficit as part of the Business Combination, $8.1 million was deferred related to underwriting commissions, and the remaining $11.2 million was determined to be equity issuance costs and offset to additional-paid-in-capital.

(4) Reflects the reclassification of Sandbridge’s Class A common stock subject to possible redemption into permanent equity when stockholders did not exercise their redemption rights in connection with the Business Combination.

(5) Reflects the recapitalization of Old Owlet through issuance of common stock based on an Exchange Ratio of approximately 2.053 shares of Owlet common stock per share of Old Owlet common stock.

(6) Reflects the elimination of Sandbridge’s historical accumulated deficit and a reduction to Sandbridge’s additional-paid-in-capital related to the excess of the merger consideration over the net monetary assets of Sandbridge.

(7) Reflects the conversion of all of Owlet’s convertible promissory notes outstanding in the aggregate amount of $7.1 million, consisting of $6.5 million in principal and $0.6 million in accrued interest, to common stock and additional paid in capital.

(8) Reflects the derecognition of Owlet’s preferred stock warrant liability, as well as a corresponding increase to additional-paid-in-capital to reflect the conversion of all outstanding warrants to purchase shares of Owlet’s redeemable convertible preferred stock becoming warrants to purchase shares of New Owlet common stock.

(9) Reflects the derecognition of Owlet’s redeemable convertible preferred stock, as well as a corresponding increase to additional-paid-in-capital to reflect the conversion of all outstanding preferred stock to Owlet common stock.

(10) Reflects merger consideration of $1.0 billion paid via the issuance of shares of common stock of Sandbridge valued at $10.00 per share issued to consummate the Business Combination, in exchange for outstanding shares of Owlet common stock.

(11) Reflects the reclassification of Class B Sandbridge Common Stock to Class A Common Stock of New Owlet.

(12) Reflects an elimination of transaction costs that were capitalized related to the business combination agreement

(13) Reflects the actual redemptions of 19,758,773 public shares for aggregate redemption payments of $197.6 million allocated to Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10 per share.

(14) To reflect the election by holders of certain options to purchase Old Owlet common stock to have 496,717 options cashed out, rather than assumed by Owlet, and the mark to market adjustment related to reclassification of amount from equity to liability and the additional expense related to the difference between the equity value and the liability value of the options.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months Ended June 30, 2021

The unaudited pro forma condensed combined statement of operations include Transaction Accounting Adjustments. Sandbridge and Owlet did not have any historical relationship prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations and comprehensive loss are based upon the number of shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2020.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and are as follows:

(1A) Elimination of interest income on the trust account.

(2A) Reflects the elimination of interest expense and debt discount amortization on Owlet’s convertible debt.

(3A) Elimination of the change in the fair value of Owlet’s warrants.

(4A) Reflects the net impact on income taxes resulting from an income tax provision attributable to application of the blended statutory tax rate 0.03% for the six months ended June 30, 2021 to the adjustment related to reduction of interest expense incurred on Owlet debt, offset by the impact on the pro forma valuation allowance.

(5A) Reflects the mark to mark adjustment related to the election by holders of certain options to purchase Old Owlet common stock to have 496,717 options cashed out, rather than assumed by Owlet, and the reclassification of those options from equity to liability.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

The unaudited pro forma condensed combined statement of operations include Transaction Accounting Adjustments. Sandbridge and Owlet did not have any historical relationship prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2020.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(1A) Elimination of interest income on the trust account.

(2A) Reflects the elimination of interest expense and debt discount amortization on Owlet’s convertible debt.

(3A) Elimination of the change in the fair value of warrants for Owlet

(4A) Reflects the net impact on income taxes resulting from an income tax provision attributable to application of the blended statutory tax rate of 0.12% to the adjustment related to reduction of interest expense incurred on Owlet debt, offset by the impact on the pro forma valuation allowance.

(5A) Reflects the mark to mark adjustment related to the election by holders of certain options to purchase Old Owlet common stock to have 496,717 options cashed out, rather than assumed by Owlet, and the reclassification of those options from equity to liability.

4. Loss per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination, including related equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Business Combination were outstanding for the entire period presented.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The 2,807,500 shares of Owlet common stock beneficially owned by the Sponsor following the Business Combination but subject to vesting are participating securities that contractually entitle the holders of such shares to participate in nonforfeitable dividends but does not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statements of operations reflects a net loss for the period presented and, accordingly, no loss amounts have been allocated to such shares. These shares have also been excluded from basic and diluted pro forma net loss per share attributable to common stockholders as such shares of Owlet common stock are contingently recallable until the vesting events have occurred.

	Six Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
Pro Forma Basic and Diluted Loss Per Share
Pro Forma net loss attributable to stockholders	$(22,974)	$(16,435)
Weighted average shares outstanding, basic and diluted	109,943	109,943
Basic and diluted net loss per share	$(0.21)	$(0.15)

Pro Forma Weighted Average Shares - Basic and Diluted
Shares Issued to PIPE Investors	12,968,000	12,968,000
Shares Issued to Pre-Business Combination Owlet Stockholders	90,791,573	90,791,573
Sponsor & related parties	2,942,500	2,942,500
Public stockholders (after redemption of 19,758,773 shares)	3,241,227	3,241,227